Exhibit 3.2

                            ARTICLES SUPPLEMENTARY
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                                 CRIIMI MAE INC.
                         SERIES H JUNIOR PREFERRED STOCK

         CRIIMI MAE INC., a Maryland corporation (the "Corporation"), by and
                                                       -----------
through its undersigned Executive Vice President, does hereby certify that:

     FIRST: On January 23, 2002, the Board of Directors of the Corporation (the "Board of Directors"), pursuant to Section 2-105 of the Maryland General Corporation Law (the "MGCL") and Article V of the Articles of Amendment and Restatement of the Corporation, as amended, duly classified 45,000 unissued shares of the Corporation's preferred stock, $0.01 par value per share, into a series of preferred stock designated "Series H Junior Preferred Stock" and established and fixed the preferences, conversion and other rights, voting powers, restrictions as to dividends, qualifications and terms and conditions of redemption of such series of preferred stock, and authorized the execution and delivery of these Articles Supplementary to the Maryland State Department of Assessments and Taxation for filing pursuant to Section 2-208 of the MGCL.

     SECOND: The Series H Preferred Stock shall be subject to all of the provisions of the Corporation's Articles of Amendment and Restatement relating to the capital stock of the Corporation generally and shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, as set by the Board of Directors:

     Section 1. Designation and Amount. The shares of such series shall be designated as "Series H Junior Preferred Stock" (the "Series H Preferred Stock") and the number of shares constituting such series initially shall be 45,000. Notwithstanding the foregoing, however, if more than a total of 45,000 shares of Series H Preferred Stock shall be issuable upon the exercise of Series H Rights (the "Series H Rights") issued pursuant to the Rights Agreement, dated as of January 23, 2002, between the Corporation and Registrar and Transfer Company, as Rights Agent (as such agreement may be amended from time to time, the "Rights Agreement"), the Board of Directors of the Corporation shall direct by resolution or resolutions that the total number of shares of Series H Preferred Stock authorized to be issued be increased (to the extent that the Articles of Amendment and Restatement of the Corporation, as in effect from time to time (including any and all amendments and supplements thereto and restatements thereof, the "Articles of Amendment and Restatement") then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Series H Rights.


         Section 2.        Rank.
                           ----

     (A) The Series H Preferred Stock shall, with respect to dividend rights and rights upon liquidation, dissolution or winding up, rank (i) senior to (a) the common stock, par value $0.01 per share, of the Corporation (the "Common Stock") and (b) all other capital stock of the Corporation the terms of which specifically provide that such capital stock ranks junior to the Series H Preferred Stock with respect to dividend rights and/or rights upon liquidation, dissolution or winding up of the Corporation (collectively, such Common Stock and other capital stock being referred to as the "Junior Capital Stock"); (ii) pari passu with all other capital stock of the Corporation the terms of which specifically provide that such capital stock ranks pari passu with the Series H Preferred Stock with respect to dividend rights and/or rights upon liquidation, dissolution or winding up of the Corporation (collectively, such other capital stock being referred to as the "Parity Capital Stock"); and (iii) junior to (a) the Corporation's Series B Cumulative Convertible Preferred Stock (the "Series B Preferred Stock"), (b) the Corporation's Series E Cumulative Convertible Preferred Stock (the "Series E Preferred Stock"), (c) the Corporation's Series F Redeemable Cumulative Dividend Preferred Stock (convertible during the period of ten (10) Business Days after the fifth Business Day after the Initial Issue Date and during the period of ten (10) Business Days ending ninety (90) calendar days after the Initial Issue Date or the first Business Day thereafter) (the "Series F Preferred Stock"), (d) the Corporation's Series G Redeemable Cumulative Dividend Preferred Stock (convertible during the period of ten (10) Trading Days commencing one-hundred (100) calendar days after the Initial Issue Date or, if such commencement date is not a Trading Day, the first Trading Day thereafter) (the "Series G Preferred Stock") and (f) all other capital stock of the Corporation the terms of which specifically provide that such capital stock ranks senior to the Series H Preferred Stock with respect to dividend rights and/or rights upon liquidation, dissolution or winding up of the Corporation (collectively, such Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and other capital stock being referred to as the "Senior Capital Stock").

     (B) Savings Clause. Notwithstanding anything otherwise provided in these Articles Supplementary, none of the rights pertaining to dividends and distributions, and rights upon liquidation, dissolution and winding up attributable to the Series H Preferred Stock, may be exercised, enjoyed or received unless the corresponding rights of the Senior Capital Stock have been fully exercised, enjoyed or received.

         Section 3.        Dividends and Distributions.

     (A) Subject to the rights of the holders of any shares of any Senior Capital Stock, the holders of shares of Series H Preferred Stock, in preference to the holders of Common Stock, par value $0.01 per share (the "Common Stock"), of the Corporation, and of any other Junior Capital Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last Business Day of each calendar quarter in each year (each such date being referred to herein as a "Quarterly Dividend Payment

Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series H Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series H Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series H Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on the Series H Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series H Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series H Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series H Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series H Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series H Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 50 days prior to the date fixed for the payment thereof.

         Section 4.        Voting Rights.  The holders of shares of Series H
                           -------------
Preferred Stock shall have the following voting rights:

     (A) Subject to the provision for adjustment hereinafter set forth, each share of Series H Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series H Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein, in the Articles of Amendment and Restatement, or by law, the holders of shares of Series H Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

     (C) During any period in which dividends on the Series H Preferred Stock are cumulatively in arrears for not less than six quarterly dividend payments (whether or not consecutive), then the number of directors constituting the Board of Directors shall, without further action, be increased by two and the holders of shares of the Series H Preferred Stock shall have, in addition to the other voting rights set forth herein, the exclusive right, voting separately as a single class, to elect the directors of the Corporation to fill such newly created directorships, the remaining directors to be elected by the other classes of capital stock entitled to vote therefor at each meeting of stockholders held for the purpose of electing directors. Such additional voting rights shall continue until such time as all dividends accumulated on the Series H Preferred Stock shall have been paid in full or non-cumulative dividends paid regularly for one year, at which time such additional directors shall cease to be directors and such additional voting right of the holders of Series H Preferred Stock shall terminate subject to revesting in the event of each and every subsequent cumulative arrearage for not less than six (6) quarterly periods as contemplated by the first sentence of this Section. In no event shall the holders of Series H Preferred Stock voting separately as a class be entitled to elect a total of more than two directors to the Board of Directors pursuant to this Section 4(C).

     (D)(i) The voting rights of holders of shares of Series H Preferred Stock set forth in Section 4(C) above may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof, or by the unanimous written consent, delivered to the Secretary of the Corporation, of the holders of the outstanding shares of Series H Preferred Stock. Unless such right has been exercised by the unanimous written consent of the holders of Series H Preferred Stock, the Chairman of the Board of Directors may call, and upon the written request of holders of record of at least twenty percent (20%) of the outstanding shares of Series H Preferred Stock, addressed to the Secretary of the Corporation at the principal office of the Corporation, shall call, a special meeting of the holders of shares entitled to vote as provided herein. Such meeting shall be held not more than sixty (60) calendar days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the Bylaws of the Corporation for the holding of special meetings of stockholders.

     (ii) At each meeting of stockholders at which the holders of shares of Series H Preferred Stock shall have the right, as provided in this Section 4, to take any action, the presence in person or by proxy of the holders of record of a majority of the total number of shares of Series H Preferred Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof:

                  (A) the absence of a quorum of the holders of shares of Series H Preferred Stock shall not prevent the election of directors or the taking of any other action by the holders of any other class(es) or series of the Corporation's Capital Stock, and the absence of a quorum of the holders of shares of any other class or series of the Corporation's Capital Stock shall not prevent the taking of any action by the holders of Series H Preferred Stock as provided in this Section 4; and

                  (B) in the absence of a quorum of the holders of shares of Series H Preferred Stock, a majority of the holders of shares of Series H Preferred Stock, present in person or by proxy, shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Series H Preferred Stock from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

     (iii) For the taking of any action as provided in this Section 4 by the holders of Series H Preferred Stock, each such holder shall have one (1) vote for each share of Series H Preferred Stock in such holder's name on the stock transfer books of the Corporation as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the business day next preceding the day on which notice is given, or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

     (E) Except as set forth herein, or as otherwise provided by law, holders of Series H Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 5.        Certain Restrictions.
                           --------------------

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series H Preferred Stock as provided in Section 3 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series H Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                  (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series H Preferred Stock;

                  (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series H Preferred Stock, except dividends paid ratably on the Series H Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series H Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series H Preferred Stock; or

                  (iv) redeem or purchase or otherwise acquire for consideration any shares of Series H Preferred Stock, or any shares of stock ranking on a parity with the Series H Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 6. Reacquired Shares. Any shares of Series H Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other

Articles Supplementary establishing a series of Preferred Stock or any similar stock or as otherwise required by law.

     Section 7. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series H Preferred Stock unless, prior thereto, the holders of shares of Series H Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series H Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series H Preferred Stock, except distributions made ratably on the Series H Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series H Preferred Stock were entitled immediately prior to such event under the proviso in clause
(1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series H Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series H Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 9. No Redemption. The shares of Series H Preferred Stock shall not be redeemable. Notwithstanding the foregoing sentence of this Section, the Corporation may acquire shares of Series H Preferred Stock in any other manner permitted by law, and the provisions hereof and the Articles of Amendment and Restatement of the Corporation, in each case as the same may be amended.

     Section 10. REIT Status. Nothing contained in these Articles Supplementary or the Articles of Amendment and Restatement shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of the stockholders by preservation of the Corporation's qualification as a REIT under the REIT Provisions (as defined in the Articles of Amendment and Restatement), including, without limitation, the enforcement of the provisions of Article XI of the Articles of Amendment and Restatement and payment of dividends in the form of Parity Capital Stock or Junior Capital Stock.

     Section 11. Amendment. The Articles of Amendment and Restatement shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series H Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series H Preferred Stock, voting together as a single class.

                      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this instrument has been executed for and on behalf and in the name of the Corporation by its officers thereunto duly authorized on January 29, 2002.

                                               CRIIMI MAE INC.



                                                /s/David B. Iannarone
                                                --------------------------
                                                Name: David B. Iannarone
                                                Title: Executive Vice President

[Seal]

Attest:



/s/Susan Railey
------------------------------
Name:  Susan Railey
Title:    Assistant Secretary

     THE UNDERSIGNED, Executive Vice President of the Corporation, who executed on behalf of the Corporation Articles Supplementary of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies, to the best of his knowledge, information and belief, that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.





                                               /s/David B. Iannarone
                                               ---------------------------
                                               Name: David B. Iannarone
                                               Title: Executive Vice President